QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

AVENTIS PASTEUR INC.
401(K) PLAN

As amended and restated effective January 1, 1997

Including amendments through January 1, 2002

TABLE OF CONTENTS

Article	1. INTRODUCTION		6
	1.01	Purpose	6
	1.02	Establishment of Plan	6
	1.03	Applicability	6
Article	2. DEFINITIONS		7
	2.01	Account	7
	2.02	Administrator	7
	2.03	After-Tax Contributions	7
	2.04	Beneficiary	7
	2.05	Board of Directors	7
	2.06	Catch-up Contributions	7
	2.07	Code	7
	2.08	Company	7
	2.09	Compensation	8
	2.10	Eligible Employee	8
	2.11	Employee	8
	2.12	Entry Date	9
	2.13	ERISA	9
	2.14	Investment Fund	9
	2.15	Matching Contributions	9
	2.16	Participant	9
	2.17	Participating Employer	9
	2.18	Plan	9
	2.19	Plan Year	9
	2.20	Pre-Tax Contributions	9
	2.21	Related Company	9
	2.22	Rollover Contribution	10
	2.23	Total Disability	10
	2.24	Trust Agreement	10
	2.25	Trust Fund	10
	2.26	Trustee	10
	2.27	Valuation Date	10
Article	3. DEFINITIONS AND RULES FOR DETERMINING SERVICE		11
	3.01	Approved Absence	11
	3.02	Break-in-Service	11
	3.03	Employment Commencement Date	11
	3.04	Hours of Service	11
	3.05	Maternity/Paternity Absence	12
	3.06	Service	12
	3.07	Severance Date	12
	3.08	Vesting Service	12

Article	4. PARTICIPATION IN THE PLAN		14
	4.01	Participation Requirements On and After January 1, 1998	14
	4.02	Reemployment	14
	4.03	Participation Upon Return to Eligible Class	14
	4.04	Cessation of Participation	14
Article	5. PARTICIPANT CONTRIBUTIONS		15
	5.01	Pre-Tax Contributions	15
	5.02	Catch-up Contributions	15
	5.03	After-Tax Contributions	15
	5.04	Rollover Contributions	16
Article	6. EMPLOYER CONTRIBUTIONS		17
	6.01	Matching Contributions	17
	6.02	Transfer of Funds	17
Article	7. LIMITATIONS ON CONTRIBUTIONS		18
	7.01	Definitions	18
	7.02	Maximum Annual Limitation On Elective Deferrals	18
	7.03	Limitations on Pre-Tax Contributions Applicable to Highly Compensated Employees	19
	7.04	Limitations on Matching Contributions and After-Tax Contributions Applicable to Highly Compensated Employees	19
	7.05	Combined Limitations on Pre-Tax Contributions, Matching Contributions and After-Tax Contributions	19
	7.06	Correction of Excess Pre-Tax Contributions and Excess Matching Contributions and After-Tax Contributions	19
	7.07	Forfeiture of Matching Contributions	20
	7.08	Limitation On Allocation of Contributions Applicable To All Participants	20
	7.09	Reduction of Excess Annual Additions	21
	7.10	Coverage Under Defined Benefit Plan Prior to January 1, 2000	22
	7.11	Deduction Limitation Applicable to Employer Contributions	22
Article	8. PARTICIPANTS' ACCOUNTS		23
	8.01	Separate Accounts	23
	8.02	Contributions to Account	23
	8.03	Valuation of Accounts	23
Article	9. TRUST FUND AND INVESTMENT OF ACCOUNTS		24
	9.01	Trust Fund and Trustees	24
	9.02	Investment Funds	24
	9.03	Investment Direction	24
Article	10. VESTING AND FORFEITURE		25
	10.01	Pre-Tax Contribution Account, After-Tax Contribution Account and Rollover Account	25
	10.02	Matching Contribution Account	25
	10.03	Forfeiture	25
	10.04	Restoration of Forfeitures	25
	10.05	Application of Forfeitures	25
	10.06	Change in Vesting Schedule	26

Article	11. LOANS TO PARTICIPANTS		27
	11.01	General	27
	11.02	Maximum Loan Amount	27
	11.03	Loan Terms	27
	11.04	Collateral	28
	11.05	Treatment of Loan Payments	28
	11.06	Default	28
	11.07	Loan Payable Following Severance Date	28
Article	12. WITHDRAWALS DURING SERVICE		29
	12.01	Withdrawals of Pre-Tax Contributions and Catch-up Contributions After Age 59 1/2	29
	12.02	Hardship Withdrawals of Pre-Tax Contributions, Catch-up Contributions and Rollover Contributions	29
	12.03	Withdrawals of After-Tax Contributions	30
	12.04	Withdrawals of Rollover Contributions	30
	12.05	General Rules Applying to Withdrawals	30
Article	13. DISTRIBUTIONS AFTER TERMINATION OF EMPLOYMENT		31
	13.01	Termination of Employment Prior to Age 65	31
	13.02	Termination of Employment At or After Age 65	31
	13.03	Death	31
	13.04	Beneficiary Designation	32
	13.05	Form of Payment For Distributions On or After June 1, 2002	32
	13.06	Form of Payment For Distributions Prior to June 1, 2002	32
	13.07	Direct Transfer of Eligible Rollover Distribution	35
	13.08	Mandatory Distribution	35
Article	14. ADMINISTRATION		36
	14.01	Administrator	36
	14.02	Administrator's Authority and Powers	36
	14.03	Delegation of Duties and Employment of Agents	36
	14.04	Charges on Participants' Accounts	36
	14.05	Expenses	36
	14.06	Compensation	36
	14.07	Exercise of Discretion	37
	14.08	Fiduciary Liability	37
	14.09	Indemnification by Participating Employers	37
	14.10	Plan Participation by Fiduciaries	37
	14.11	Missing Persons	37
	14.12	Claims Review Procedure	38
Article	15. AMENDMENT AND TERMINATION OF PLAN		39
	15.01	Amendment	39
	15.02	Right to Terminate Plan	39
	15.03	Consequences of Termination	39
Article	16. PARTICIPATION BY RELATED COMPANIES		40
	16.01	Participation	40
	16.02	Delegation of Powers and Authority	40
	16.03	Termination of Participation	40

Article	17. TOP-HEAVY PLAN PROVISIONS		41
	17.01	Applicability	41
	17.02	Definitions	41
	17.03	Minimum Contribution	43
	17.04	Aggregate Limit on Contributions and Benefits for Key Employees	44
Article	18. GENERAL PROVISIONS		45
	18.01	Trust Fund Sole Source of Payments for Plan	45
	18.02	Exclusive Benefit	45
	18.03	Non-Alienation	45
	18.04	Qualified Domestic Relations Order	45
	18.05	Employment Rights	45
	18.06	Employee Transfers	45
	18.07	Return of Contributions	45
	18.08	Distribution of Pre-Tax Contributions in Event of Merger or Sale	46
	18.09	Merger, Consolidation or Transfer	46
	18.10	Veterans' Re-Employment Rights Under USERRA	46
	18.11	Applicable Law	46
	18.12	Action By The Company	47
	18.13	Rules of Construction	47
APPENDIX A. ADDITIONAL REQUIREMENTS FOR TAX QUALIFICATION			48
	A1.	Purpose	48
	A2.	Allocation of Excess Pre-Tax Contributions	48
	A3.	Allocation of Excess Matching Contributions and After-Tax Contributions	48
	A4.	Direct Transfer Of Eligible Rollover Distribution	49
APPENDIX B. EXPIRED PLAN PROVISIONS			51
	B1.	Purpose.	51
	B2.	Participation Requirements Prior to January 1, 1998	51
	B3.	Hardship Distributions Received Prior to January 1, 2002	51

INTRODUCTION

Purpose

        The purpose of the Aventis Pasteur Inc. 401(k) Plan is to provide eligible employees of Aventis Pastuer Inc. and any Related Company which adopts the Plan on behalf of its employees with an opportunity to increase their savings on a tax-favored basis.

        The Plan is intended to (a) qualify as a profit-sharing plan for purposes of Sections 401(a), 402, 412, and 417 of the Internal Revenue Code of 1986, as amended (the "Code"), (b) qualify as a cash or deferred arrangement under Section 401(k) of the Code, and (c) comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended.

Establishment of Plan

        Effective January 1, 1985, Connaught Laboratories, Inc., the predecessor to Aventis Pasteur Inc., established the "CLI Joint Savings & Investment Plan" for employees of Connaught Laboratories, Inc.

        Effective as of January 1, 1994, the Plan was set forth in the form of a prototype plan as set forth in the Fidelity Prototype Plan Basic Plan Document No. 07 and the related Non-Standardized Adoption Agreement.

        The Internal Revenue Service issued a favorable determination letter dated December 4, 2002 with respect to the Plan as set forth in the prototype plan documents.

        Effective as of December 12, 1999, (a) Connaught Laboratories, Inc. changed its corporate name to Aventis Pasteur Inc. and (b) the name of the Plan was changed to the "Aventis Pasteur Inc. 401(k) Plan."

Applicability

        This plan document sets forth the provisions of the Plan as amended and restated effective January 1, 1997 and includes all amendments to the Plan through January 1, 2002.

        All issues arising with respect to participation and rights and benefits under the Plan for any period prior to January 1, 1997 shall be determined by the terms and provisions of the Plan as in effect prior to January 1, 1997 except as otherwise specifically provided in the Plan.

        The Trust Agreement provisions set forth in the plan document as in effect prior to the adoption of this plan document shall continue in full force and effect until amended.

DEFINITIONS

        Wherever used herein, the following terms shall have the following meanings:

Account

        "Account" means the entire interest of a Participant in the Trust Fund and shall include the following subaccounts:

        "After-Tax Contribution Account" means that portion of the Participant's Account attributable to After-Tax Contributions and the earnings thereon.

        "Matching Contribution Account" means that portion of the Participant's Account attributable to the Matching Contributions made on the Participant's behalf by a Participating Employer and the earnings thereon.

        "Pre-Tax Contribution Account" means that portion of the Participant's Account attributable to the Pre-Tax Contributions and Catch-up Contributions made on the Participant's behalf by a Participating Employer and the earnings thereon.

        "Rollover Account" means that portion of the Participant's Account attributable to the Participant's Rollover Contributions, if any, and the earnings thereon.

Administrator

        "Administrator" means the Company or such other person or committee as may be appointed from time to time by the Board of Directors to administer the Plan in accordance with Article 14.

After-Tax Contributions

        "After-Tax Contributions" means the voluntary after-tax contributions made to the Plan by a Participant pursuant to Section 5.03.

Beneficiary

        "Beneficiary" means any person entitled to receive payment of a Participant's Account pursuant to Section 13.04 as a result of the death of the Participant.

Board of Directors

        "Board of Directors" means the Board of Directors of the Company.

Catch-up Contributions

        "Catch-up Contributions" means the means the contributions made by a Participating Employer on behalf of a Participant pursuant to the Participant's election to defer Compensation under Section 5.02.

Code

        "Code" means the Internal Revenue Code of 1986, as amended.

Company

        "Company" means

  prior to December 17, 1999, Connaught Laboratories, Inc., and

  on and after December 17, 1999, Aventis Pasteur Inc., and any successor to Aventis Pasteur Inc. by merger, consolidation, purchase or otherwise.

Compensation

        "Compensation" means the total wages that are paid by a Participating Employer to a Participant during the Plan Year for employment with the Participating Employer and that are required to be reported on Internal Revenue Service Form W-2 (in the "wages, tips and other compensation" box) for that year subject to the following inclusions and exclusions:

        Including employer contributions made pursuant to a compensation reduction agreement which are not includible in the gross income of a Participant under Sections 125, 132(f)(4), 402(a)(8), 402(h), 403(b) or 457 of the Code;

        Excluding amounts realized from the exercise of a non-qualified stock option, amounts realized when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation (other than deferrals specifically included herein), and welfare benefits (other than contributions to a cafeteria plan as provided herein), even if any such items are includable in gross income.

        The maximum amount of Compensation that may be taken into account in any Plan Year shall not exceed the dollar limitation contained in Section 401(a)(17) of the Code in effect as of the beginning of the Plan Year.

Eligible Employee

        "Eligible Employee" means any Employee employed by a Participating Employer who has attained age 21 but excluding

        Any individual who is covered by a collective bargaining agreement to which a Participating Employer is a party, and which agreement does not provide for participation in the Plan;

        Except as otherwise provided by the Administrator, any individual who is a nonresident alien (within the meaning of Section 7701(b) of the Code) and who does not receive any earned income from a Participating Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code); and

        Any individual who is a "leased employee" within the meaning of Section 414(n)(2) of the Code;

        Any individual who is a "payroll service or agency employee". For purposes of this paragraph (d), the term "payroll service or agency employee" means an individual (i) for whom the direct payor of compensation with respect to the performance of services for a Participating Employer is any outside entity, including but not limited to a payroll service or temporary employment agency, rather than by the Participating Employer's internal corporate payroll system; or (ii) who is paid directly by a Participating Employer, but not through an internal corporate payroll system (e.g., through purchase order accounts); or (iii) designated by a Participating Employer as an independent contractor, either through the terms of an agreement with such individual or otherwise. The determination whether an individual is a "payroll service or agency employee" shall be made by the Administrator, in its sole discretion, based solely upon these criteria, without regard to whether the individual is considered a common law employee of a Participating Employer for any other purpose.

Employee

        "Employee" means any individual who is a common law employee or a "leased employee" (within the meaning of Section 414(n)(2) of the Code) of the Company or any Related Company.

Entry Date

        "Entry Date" means the first day of each calendar month.

ERISA

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

Investment Fund

        "Investment Fund" means one or more of the investment vehicles made available to Participants for investment of their Accounts pursuant to Article 8.

Matching Contributions

        "Matching Contributions" means the contributions made by an Employer on behalf of Participants as described in Section 6.01.

Participant

        "Participant" means any Eligible Employee or former Eligible Employee who has met the participation requirements set forth in Article 4.

Participating Employer

        "Participating Employer" means (a) the Company and (b) any Related Company which is designated as a Participating Employer by the Board of Directors and which has adopted the Plan by proper corporate action.

Plan

        "Plan" means the Aventis Pasteur Inc. 401(k) Plan (formerly known as the CLI Joint Savings & Investment Plan) as set forth herein, and any amendments thereto.

Plan Year

        "Plan Year" means the twelve (12) month period commencing each January 1.

Pre-Tax Contributions

        "Pre-Tax Contributions" means the contributions made by a Participating Employer on behalf of a Participant pursuant to the Participant's election to defer Compensation under Section 5.01.

Related Company

        "Related Company" means any corporation which is a Participant of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a Participant of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

Rollover Contribution

        "Rollover Contribution" means the contribution made to the Plan by an Eligible Employee pursuant to Section 5.04 of all or part of the amount distributed to the Eligible Employee from another qualified plan.

Total Disability

        "Total Disability" means a Participant's total and permanent disability as determined for purposes of the Company's Long Term Disability Plan.

Trust Agreement

        "Trust Agreement" means the agreement between the Company and the Trustee under which the assets are held, administered and managed.

Trust Fund

        "Trust Fund" means all assets under the Plan held by the Trustee.

Trustee

        "Trustee" means any person, bank, or such other trustee or trustees under the Trust Agreement as may be appointed by the Board of Directors to hold, invest and disburse the funds of the Plan.

Valuation Date

        "Valuation Date" means the last day of each calendar quarter and such other dates as may be selected by the Administrator for valuing the Trust Fund.

DEFINITIONS AND RULES FOR DETERMINING SERVICE

Approved Absence

        "Approved Absence" means an Employee's approved leave of absence from employment with the Company or a Related Company because of military service, illness, disability, pregnancy, educational pursuits, service as a juror, or temporary employment with a government agency, or other leave of absence approved by the Company or Related Company. An Approved Absence also includes any leave of absence in accordance with the requirements of the Family and Medical Leave Act of 1993. The Company or Related Company shall determine the first and last days of any Approved Absence.

Break-in-Service

        "Break-in-Service" means a continuous period of at least twelve (12) consecutive months beginning on an Employee's Severance Date during which the Employee does not perform an Hour of Service for a Participating Employer or a Related Company.

        Notwithstanding the foregoing, in the case of an individual who is absent from work due to a Maternity/Paternity Absence, the twelve (12) consecutive month period beginning on the first anniversary of the first date of the Maternity/Paternity Absence shall not constitute a Break-in-Service.

Employment Commencement Date

        "Employment Commencement Date" means the first day on which an Employee first performs an Hour of Service for the Company or a Related Company.

Hours of Service

        "Hour of Service" means

        Each hour for which an Employee is directly paid, or entitled to payment, for the performance of duties for a Participating Employer or a Related Company. These hours shall be credited to the Employee for the computation period in which the duties are performed.

        Each hour for which an Employee is directly paid, or entitled to payment, by a Participating Employer or a Related Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. No more than 501 hours of service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference.

        Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Participating Employer or a Related Company. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

        Hours of Service also shall include a leave of absence in accordance with the requirements of the Family and Medical Leave Act of 1993. During this absence, the Employee shall be credited with the Hours of Service which have been credited but for such absence, or, if such hours cannot be determined, with eight hours per day.

Maternity/Paternity Absence

        "Maternity/Paternity Absence" means an absence from work by reason of the Employee's pregnancy, birth of a child of the Employee, placement of a child with the Employee in connection with adoption, or any absence for purposes of caring for such a child for a period immediately following such birth or placement.

Service

        "Service" means a period of employment with the Company or a Related Company beginning with an Employee's Employment Commencement Date and ending on the Employee's Severance Date.

Severance Date

        "Severance Date" means the earlier of:

  The date on which an Employee terminates employment with a Participating Employer or a Related Company for any reason including death, Total Disability, retirement or other termination whether voluntary or involuntary; or

  The 12-month anniversary of the date on which an Employee is first absent from employment with a Participating Employer or a Related Company for any reason other than quit, retirement, discharge or an Approved Absence. An Employee who fails to return to employment after the expiration of an Approved Absence shall be deemed to have a Severance Date on the earlier of (i) the date the Approved Absence expired, or (ii) the first anniversary of the date such Approved Absence began.

Vesting Service

        "Vesting Service" means the periods of service credited to an Employee pursuant to this Section for purposes of determining his or her vested interest in his or her Account.

        Except as provided in paragraph (b) or (c) below,

  (i)
  An Employee shall receive credit for the aggregate of all periods of Service (computed in whole years and days) without regard to whether such periods are completed consecutively; and

  (ii)
  An Employee also will be credited with Vesting Service for the period following his or her Severance Date if the Employee is credited with an Hour of Service before he or she incurs a Break-in-Service.

        If a former Employee is reemployed by the Company or a Related Company after a Break-in-Service, the following special rules shall apply in determining his or her Vesting Service:

  If the Employee is reemployed before he or she incurs a 5-year Break-in-Service, both pre-break and post-break Service will be counted in determining his or her Vesting Service.

  (iii)
  In the case of Participant who is reemployed after he or she incurs a 5-year Break-in-Service and who did not have any vested interest in his or her Account (or he or she is reemployed prior to such occurrence but does not make the repayment provided for in Section 10.04) all Service after such Break-in-Service will be disregarded for the purposes of vesting the pre-break account balance, but both pre-break and post-break Service will count for purposes of vesting the account balance that accrues after such break.

        Except as otherwise provided in this paragraph (c) or as authorized by the Board, an Employee shall not receive credit for any period of employment (i) with an employer which is not a Participating Employer or a Related Company, or (ii) with an employer prior to the date on which such employer becomes a Participating Employer or a Related Company.

        An Employee will receive credit for Vesting Service under this Plan for any period of employment with another employer while such employer is a member of the Aventis group of companies.

        An Employee who is performing service with a joint venture in which a Participating Employer is a member will be credited with Vesting Service under this Plan for his or her period of service with the joint venture if either of the following requirements is met:

  The Employee will receive credit for service for any period of service with the joint venture while he or she is receiving compensation for such services from the Participating Employer, or

  The Employee will receive credit for any period of service with the joint venture if (i) the Board authorizes credit for such period of service and (ii) the Employee returns to employment with a Participating Employer or a Related Company.

        A Participant who:

  •
  ceased to be an Eligible Employee by reason of his or her or her transfer to VACCESSHealth America, Inc. and

  •
  again becomes an Eligible Employee as a result of VACCESS Health America, Inc. becoming an Affiliated Company

  •
  will be credited with Vesting Service under this Plan for the period of service with VACCESSHealth America, Inc.

PARTICIPATION IN THE PLAN

Participation Requirements On and After January 1, 1998

        Effective January 1, 1998, each Eligible Employee shall be eligible to participate in the Plan commencing on the first Entry Date coincident with or next following the date his or her Employment Commencement Date. Such Employee shall become a Participant with respect to Pre-Tax Contributions by making an election in accordance with the requirements of Section 5.01.

Reemployment

        If an Employee terminates employment after he or she or she satisfied the participation requirements set forth in Section 4.01 and he or she is later reemployed as an Eligible Employee, he or she shall be eligible to elect to have Pre-Tax Contributions made on his or her or her behalf commencing at the time of his or her or her reemployment.

        If an Employee terminates employment before he or she satisfies the eligibility requirements set forth in Section 4.01 and he or she is later reemployed as an Eligible Employee, he or she shall be treated as a new employee at the time of his or her reemployment for purposes of applying the participation requirements in Section 4.01.

Participation Upon Return to Eligible Class

        In the event a Participant ceases to be an Eligible Employee, such person will be eligible to elect to have Pre-Tax Contributions made on his or her or her behalf commencing immediately upon again becoming an Eligible Employee.

        In the event an Employee who is not an Eligible Employee becomes an Eligible Employee, such Employee will participate immediately if such Employee has satisfied the participation requirements of Section 4.01 and would have otherwise previously become a Participant.

Cessation of Participation

        An individual will cease to be eligible to participate in the Plan with respect to Pre-Tax Contributions, Matching Contributions, and Rollover Contributions as of the earliest of (a) the date on which he or she ceases to be an Eligible Employee, or (b) his or her Severance Date. After such date, he or she shall continue to be a Participant only with respect to the allocation of earnings, losses and expenses made in accordance with Article 8 until the balance credited to his or her Account is distributed.

PARTICIPANT CONTRIBUTIONS

Pre-Tax Contributions

        A Participant may elect to have Pre-Tax Contributions made on his or her behalf in an amount equal to a full percentage of his or her Compensation from 1 percent (1%) to 14 percent (14%) or such other percentage as may be established by the Company. Such contributions shall made by the Participating Employer as a reduction in the Compensation that would otherwise be payable to the Participant.

        A Participant may change his or her election with respect to Pre-Tax Contributions effective as of the beginning of the next payroll period or as soon as practicable thereafter. A Participant may revoke his or her election at any time; provided, however, that such Participant may not again elect to have Pre-Tax Contributions made on his or her behalf earlier than the next following Entry Date.

        A Participant's election to have Pre-Tax Contributions made on his or her behalf, or to change or revoke his or her election, shall be made in the form, manner, and in accordance with the notice requirements, prescribed by the Administrator.

        Pre-Tax Contributions shall be transferred by a Participating Employer to the Trust Fund as soon as practicable, but in no event later than event later than required by Section 2510.3-102 of the DOL Regulations.

        Pre-Tax Contributions shall be subject to the limitations set forth in Article 7. The Administrator may reject, amend or revoke the election of any Participant at any time if the Administrator determines that such change or revocation is necessary to insure that the limitations of Article 7 are not exceeded.

Catch-up Contributions

        Effective for Plan Years beginning on and after January 1, 2002, a Participant who attains age 50 before the close of the Plan Year may elect to make Catch-up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such contributions shall made by the Participating Employer as a reduction in the Compensation that would otherwise be payable to the Participant.

        A Participant's election to have Catch-up Contributions made on his behalf, or to change or revoke his election, shall be made in the form, manner, and in accordance with the notice requirements, prescribed by the Administrator.

        Catch-up Contributions shall be transferred by a Participating Employer to the Trust Fund as soon as practicable, but in no event later than event later than required by Section 2510.3-102 of the DOL Regulations.

        Catch-up Contributions shall not be taken into account for purposes of the limitations set forth in Article 7.

After-Tax Contributions

        A Participant may make voluntary non-deductible contributions to the Plan by payroll deduction, lump sum cash payment, or both. In no event shall a Participant's After-Tax Contributions for any Plan Year exceed 10% of his or her Compensation for such Plan Year.

        A Participant's election to make After-Tax Contributions, or to change or suspend such Contributions, shall be made in the form, manner, and in accordance with the notice requirements, prescribed by the Administrator.

        A Participant may change his or her election with respect to After-Tax Contributions effective upon the first day of any calendar month. A Participant may revoke his or her election at any time; provided, however, that such Participant may not again elect to have After-Tax Contributions made on his or her behalf earlier than the next following Entry Date.

        After-Tax Contributions shall be transferred by a Participating Employer to the Trust Fund as soon as practicable, but in no event later than event later than required by Section 2510.3-102 of the DOL Regulations.

        After-Tax Contributions shall be subject to the limitations set forth in Article 7. The Administrator may reject, amend or revoke the election of any Participant at any time if the Administrator determines that such change or revocation is necessary to insure that the limitations of Article 7 are not exceeded.

Rollover Contributions

        An Eligible Employee, subject to approval of the Administrator, may at any time contribute to the Trust Fund all or a portion of the cash, or such other property acceptable to the Administrator, that is distributable to him from another Eligible Retirement Plan under circumstances meeting the rollover distribution requirements of Section 402(c) of the Code. Such Rollover Contribution must be made no later than sixty (60) days following the date on which the Eligible Employee receives distribution from the Eligible Retirement Plan.

        The Administrator may require such assurances and certifications as it may deem necessary to determine whether the amounts to be rolled over in fact meet the rollover treatment requirements of the Code and will not affect the qualification of the Plan under Section 401(a) of the Code.

EMPLOYER CONTRIBUTIONS

Matching Contributions

        Except as otherwise provided herein, for each Plan Year, each Participating Employer shall make a Matching Contribution for each Participant employed by such Participating Employer who (i) makes a Pre-Tax Contribution for such Plan Year and (ii) who is employed by a Participating Employer on the last day of such Plan Year or (ii) dies or suffers a Total Disability during such Plan Year.

        Unless the Board of Directors provides otherwise, the amount of the Matching Contribution to be allocated to each eligible Participant's Account for a Plan Year shall be equal to 50% of the Participant's Pre-Tax Contributions for the Plan Year, provided that Pre-Tax Contributions in excess of 5% of the Participant's Compensation shall not be taken into account.

        Matching Contributions made on behalf of any Participant shall be subject to the limitations set forth in Article 7.

Transfer of Funds

        Matching Contributions shall be paid by a Participating Employer in cash to the Trust Fund not later than the due date (including extensions) prescribed by law for filing the Employer's federal income tax return for the Participating Employer's taxable year for which the Matching Contributions are claimed as an income tax deduction.

LIMITATIONS ON CONTRIBUTIONS

Definitions

        The following definitions shall apply for purposes of this Article 7:

        "Annual Addition" means the contributions and forfeitures described in Section 415(c)(2) of the Code.

        "Elective Deferrals" means the sum of all employer contributions made on behalf of a Participant pursuant to an election to defer under any qualified cash or deferred arrangement described in Section 401(k) of the Code, any salary reduction simplified employee pension described in Section 408(k)(6), any SIMPLE IRA Plan described in Section 408(p), any eligible deferred compensation plan under Section 457, any plan described under Section 501(c)(18), and any employer contributions made on the behalf of a participant for the purchase of an annuity contract under Section 403(b) pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess Annual Additions.

        "Excess Elective Deferrals" means those Elective Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section.

        "Highly Compensated Employee" means effective for Plan Years beginning after December 31, 1996:

  (iv)
  any Employee who was a 5-percent owner at any time during the Plan Year or the preceding Plan Year; or

  (v)
  any Employee who during the preceding Plan Year, (i) received compensation in excess of the dollar limitation set forth in Section 414(q)(1)(B) of the Code in effect at the beginning of such year, and (ii) if the Company elects, was a Participant of the top-paid 20% of Employees during such Plan Year.

        "Limitation Year" means the Plan Year.

        "Non-highly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

Maximum Annual Limitation On Elective Deferrals

        In no event shall a Participant's Pre-Tax Contributions made under the Plan, or any other Elective Deferrals made under any other qualified cash or deferred arrangement described in Section 401(k) of the Code maintained by the Company or any Related Company, during any calendar year exceed the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such year.

        A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Administrator on or before March 1 of the amount of the Excess Elective Deferrals to be assigned to the plan. A Participant is deemed to notify the Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of the Company or any Related Company.

        Notwithstanding any other provision of the plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

Limitations on Pre-Tax Contributions Applicable to Highly Compensated Employees

        In no event shall Pre-Tax Contributions made on behalf of Participants who are Highly Compensated Employees for the Plan Year exceed the amount permitted under the Actual Deferral Percentage Test as set forth in Section 401(k)(3) of the Code, Section 1.401(k)-1(b) of the Income Tax Regulations and any guidance issued by the Internal Revenue Service under Section 401(k)(3). For this purpose, the Actual Deferral Percentage Test shall be determined under the current year testing method.

        The limitations set forth in this Section 7.03 shall be determined after application of the annual dollar limitations set forth in Section 7.02.

Limitations on Matching Contributions and After-Tax Contributions Applicable to Highly Compensated Employees

        In no event shall Matching Contributions and After-Tax Contributions made on behalf of Participants who are Highly Compensated Employees for the Plan Year exceed the amount permitted under the Actual Contribution Percentage Test as set forth in Section 401(m)(2) of the Code, Section 1.401(m)-1(b) of the Income Tax Regulations and any guidance issued by the Internal Revenue Service under Section 401(m)(2). For this purpose, the Actual Contribution Percentage Test shall be determined under the current year testing method.

        The limitations set forth in this Section 7.04 shall be determined after application of the annual dollar limitations set forth in Section 7.02.

Combined Limitations on Pre-Tax Contributions, Matching Contributions and After-Tax Contributions

        Effective for Plan Years beginning prior to January 1, 2002, in no event shall the Pre-Tax Contributions, Matching Contributions and After-Tax Contributions for Participants who are Highly Compensated Employees for the Plan Year exceed the multiple use limitation as set forth in Section 1.401(m)-2 of the Income Tax Regulations and any guidance issued by the Internal Revenue Service under Section 401(m)(9). For this purpose, the multiple use limitation shall be determined under the current year testing method.

        The limitations set forth in this Section 7.05 shall be determined after application of the limitations set forth in Sections 7.03 and 7.04.

Correction of Excess Pre-Tax Contributions and Excess Matching Contributions and After-Tax Contributions

        In the event that any of the limitations set forth in Section 7.03, 7.04, and 7.05 are exceeded for any Plan Year, the Administrator shall take one or more (either alone or in combination) of the following corrective actions no later than the last day of the following Plan Year:

  Notwithstanding any other provision of this Plan, a Participant may elect to treat excess Pre-Tax Contributions allocated to him or her as an amount distributed to the Participant and then contributed by the Participant to the Plan as After-Tax Contributions. Amounts may not be recharacterized by a Participant to the extent that such amount in combination with other After-Tax Contributions made by that Participant would exceed any of the limitations set forth in this Article 7 applicable to After-Tax Contributions. Such recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such excess Pre-Tax Contributions arose and shall be deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof.

        Notwithstanding any other provision of this Plan, excess Pre-Tax Contributions with respect to a Plan Year shall be treated as follows:

  Excess Pre-Tax Contributions, plus any income or minus any loss allocable thereto, shall be distributed to Participants on whose behalf such excess contributions were made.

  If a Participant is eligible to make Catch-up Contributions with respect to the Plan Year, excess Pre-Tax Contributions shall be recharacterized as Catch-up Contributions to the extent that the Participant has not made the maximum amount of Catch-up Contribution permissible for the Plan Year.

  The amount of a Participant's excess Pre-Tax Contributions shall be determined in accordance with the procedures set forth in Appendix A.

        Notwithstanding any other provision of this Plan, excess After-Tax Contributions with respect to a Plan Year, plus any income or minus any loss allocable thereto, shall be distributed to Participants on whose behalf such excess contributions were made. The amount of a Participant's excess After-Tax Contributions shall be determined in accordance with the procedures set forth in Appendix A.

        Notwithstanding any other provision of this Plan, excess Matching Contributions with respect to a Plan Year, plus any income or minus any loss allocable thereto, shall be treated as follows:

  (vi)
  To the extent not yet vested, such excess contributions shall be treated as forfeitures with respect to Participants on whose behalf such excess contributions were made. Amounts forfeited pursuant to this Section 7.06(b) shall be applied to reduce employer contributions in accordance with Section 10.05.

  (vii)
  If not forfeitable, such excess contributions shall be distributed to Participants on whose behalf such excess contributions were made.

  The amount of a Participant's excess Matching Contributions shall be determined in accordance with the procedures set forth in Appendix A.

  The Employer may make "Qualified Nonelective Contributions" (within the meaning of Section 1.401(k)-1(g)(7) of the Income Tax Regulations) to the Plan on behalf of Participants who are Non-highly Compensated Employees for such Plan Year. In such event, Qualified Nonelective Contributions shall be allocated in a manner that the Administrator determines meets the requirements of Section 401(a)(4) of the Code and the regulations promulgated thereunder.

Forfeiture of Matching Contributions

        Notwithstanding anything in this Plan to the contrary, Matching Contributions shall be forfeited to the extent that such contributions relate to excess Pre-Tax Contributions made on behalf of a Participant. Any Matching Contributions forfeited pursuant to this Section shall be used to pay administrative expenses of the Plan and/or reduce the amount of Matching Contributions in succeeding Plan Years.

Limitation On Allocation of Contributions Applicable To All Participants

        In no event shall the Annual Additions allocated to a Participant's Account for a Limitation Year exceed the amount permitted under Section 415(c) of the Code.

Reduction of Excess Annual Additions

        Subject to paragraph (b) below, if the contributions and forfeitures that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the limitation set forth in Section 7.08, the amount contributed or allocated will be reduced as follows so that the Annual Additions for the limitation year will equal the maximum permissible amount.

        The excess amount shall be reduced by reducing contributions and forfeitures allocable to the Participant to the extent necessary in the following order:

  First, the amount of the Participant's After-Tax Contributions shall be reduced. Any reduction of After-Tax Contributions shall be paid to the Participant as soon as administratively feasible.

  Second, the amount of the Participant's Pre-Tax Contributions that have not been matched (and attributable earnings) shall be reduced.

  Third, the amount of the Participant's Pre-Tax Contributions that have been matched (and attributable earnings), and the Matching Contributions attributable to such Pre-Tax Contributions (and attributable earnings), shall be reduced pro rata.

  Any reduction of Pre-Tax Contributions (plus earnings thereon) shall be paid to the Participant as soon as administratively feasible.

        Any reduction of Matching Contributions will be held unallocated in a suspense account subject to the following rules:

  The suspense account shall be applied to reduce future Matching Contributions in the next Limitation Year, and each succeeding Limitation Year if necessary. Such suspense account will not participate in the allocation of investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any employer or any employee contributions may be made to the plan for that limitation year.

  Amounts held in a suspense account may not be distributed to Participants or former Participants. Notwithstanding anything contained herein or in the Trust Agreement to the contrary, if the Plan is terminated while there remains a balance in a suspense account, such amounts shall be paid to the Participating Employer which contributed said amounts.

        If a Participant also is covered under another defined contribution plan, a welfare benefit fund (as defined in Section 419(e) of the Code), or an individual medical account (as defined in Section 415(l)(2) of the Code), maintained by a Section 415 Employer, and if the Annual Additions for the Limitation Year exceed the limitation set forth in Section 7.08, The excess amount shall be reduced by reducing contributions and forfeitures allocable to the Participant to the extent necessary in the following order:

  First, employee contributions made by the Participant for the Limitation Year under all of the defined contribution plans other than the Plan and the income attributable thereto shall be returned to the Participant.

  Second, elective contributions made on the Participant's behalf for the Limitation Year under all such other plans and the income attributable thereto to the extent necessary on a pro rata basis among all of such plans.

        Third, the reduction procedure set forth in paragraph (a) above shall be applied to eliminate any such excess.

  Finally, the portion of the employer contributions and of forfeitures for the Limitation Year under all such other plans that has been allocated to the Participant thereunder, but which exceeds the limitation set forth in Section 7.08, shall be deemed a forfeiture for the Limitation Year and shall be disposed of as provided in such other plans; provided, however, that if the Participant is covered by a money purchase pension plan, the forfeiture shall be effected first under any other defined contribution plan that is not a money purchase pension plan and, if the limitation is still not satisfied, then under such money purchase pension plan.

Coverage Under Defined Benefit Plan Prior to January 1, 2000

        Effective for Limitation Years beginning prior to January 1, 2000, in any case in which a Participant is participating in both defined benefit and defined contribution plans maintained by a Section 415 Employer, the sum of the defined benefit plan fraction (as defined in Section 415(e)(2) of the Code) and the defined contribution plan fraction (as defined in Section 415(e)(3) of the Code) for any Limitation Year for each such Participant may not exceed 1.0. If such limitation is exceeded, then the Participant's accrued benefit under such defined benefit plan shall be reduced to the extent necessary so that such fraction does not exceed 1.0.

Deduction Limitation Applicable to Employer Contributions

        In no event shall the amount of Employer contributions for any Plan Year exceed the amount deductible with respect to such Plan Year under Section 404 of the Code.

PARTICIPANTS' ACCOUNTS

Separate Accounts

        An Account in the Trust Fund shall be established and maintained for each Participant. The records of each such Account shall reflect the manner in which each Account is invested and the value of such investments, any withdrawals by or distributions to the Participant or other persons, any charges or credits made to such Account, and such other information as the Administrator or the Trustee may deem appropriate.

Contributions to Account

        All contributions made by a Participating Employer on behalf of a Participant or made by a Participant on his or her own behalf, shall be paid to the Trustee and shall be allocated to the Participant's Account in accordance with the provisions of this Plan.

Valuation of Accounts

        The value of each Participant's Account shall be determined as of each Valuation Date, at which time the Administrator shall adjust the balance of each Participant's Account to reflect any of the following which have occurred since the last Valuation Date:

  •
  contributions, withdrawals, distributions and other charges or credits attributable to the Participant's Account;

  •
  the net earnings, gains, losses and expenses and any appreciation or depreciation in market value of the Investment Funds selected by the Participant for investment of his or her Account; and

  •
  with respect to any amounts credited to the Participant's Account which are not invested in any of the Investment Funds, the net increase or decrease, as the case may be, in the value of the Trust Fund due to investment earnings, gains or losses and any expenses of the Trust Fund, which adjustment shall be made in the same proportion that the balance in the Participant's Account as of the last Valuation Date (reduced by any withdrawals, distributions or transfers from such Account since the last Valuation Date and by the principal amount of all outstanding loans to such Participant) bore to the total balance of all Participants' Accounts (as so reduced) as of such last Valuation Date.

TRUST FUND AND INVESTMENT OF ACCOUNTS

Trust Fund and Trustees

        The Company may execute a Trust or Trusts with a Trustee or Trustees to establish a Trust Fund under the Plan. Any Trust Agreement is designated as, and shall constitute, a part of this Plan and all rights which may accrue to any person under the Plan shall be subject to the terms and conditions of such Trust Agreement. The Company may modify the Trust Agreement from time to time to accomplish the purposes of the Plan.

Investment Funds

        The Administrator shall select such investment vehicles as it determines appropriate to meet the requirements of Section 404(c) of ERISA and the regulations thereunder relating to the investment of Participants' Accounts at the direction of the Participants. The Administrator may select such additional investment vehicles as it determines appropriate for the investment of Participants' Accounts.

        The Administrator may prescribe such rules and restrictions on the investment of Participants' Accounts in any such investment vehicle as it deems appropriate.

        In the event that the fees of any investment manager or investment advisor are attributable to a particular investment vehicle, the Administrator may, in its discretion, determine how such expenses shall be allocated among Participants' Accounts.

Investment Direction

        The Administrator, or its designees, shall provide Participants with such information and materials with respect to the Investment Funds as may be required by Section 404(c) of ERISA.

        A Participant shall have the right to direct the Administrator to invest his or her Account in any of the Investment Funds. A Participant's investment direction (or any change in his or her investment direction) shall be made in the manner and in such form as the Administrator shall direct.

        A Participant's investment election shall remain in effect until the Participant properly files a change of election with the Administrator. In the event that any Participant shall not have directed the investment of all or a portion of the balance in his or her account at any time, the Participant shall be deemed to have directed that such balance be invested in a money market (or equivalent) fund and such assets shall remain in such Investment Fund until such time as the Participant directs otherwise.

        A Participant may change his or her investment election with respect to existing investments, new contributions, or both, effective as of the first day of any calendar month. Such change must be made in writing or in accordance with such other methods as may be established by the Administrator in accordance with the requirements of Section 404(c) of ERISA.

VESTING AND FORFEITURE

Pre-Tax Contribution Account, After-Tax Contribution Account and Rollover Account

        A Participant's interest in his or her Pre-Tax Contribution Account, After-Tax Contribution Account, and Rollover Account, if any, shall be fully vested and nonforfeitable at all times.

Matching Contribution Account

        Upon a Participant's Total Disability, death or attainment of age 65 while an Employee, his or her interest in his or her Matching Contribution Account, shall be fully vested and nonforfeitable.

        If a Participant's Severance Date occurs before age 65 for any reason other than Total Disability or death, his or her vested interest in his or her Matching Contribution Account shall be determined in accordance with the following schedule:

Years of Vesting Service	Vested Interest
Less than 1 Year	0%
After 1 Year but less than 2	20%
After 2 Years but less than 3	40%
After 3 Years but less than 4	60%
After 4 Year but less than 5	80%
After 5 or more Years	100%

Forfeiture

        If a Participant who is not 100% vested in his or her Account,

  •
  has a Severance Date and receives (or is deemed to receive) a distribution of his or her entire vested balance of his or her Account, or

  •
  incurs 5 year Break-in-Service,

  •
  then the nonvested portion of his or her Account, if any, will be treated as a forfeiture.

        For purposes of this Section 10.03, if the value of a Participant's vested Account is zero, then such Participant shall be deemed to have received a distribution of his or her entire vested account balance as of his or her Severance Date.

Restoration of Forfeitures

        A former Participant who forfeited the non-vested portion of his or her Matching Contribution Account in accordance with Section 10.03 and who is reemployed by a Participating Employer or a Related Company shall have such forfeited amounts recredited to his or her Account, without adjustment for interim gains or losses experienced by the Trust, if:

  •
  he or she returns to employment with a Participating Employer or a Related Company before the end of the 5-year period beginning on the later of his or her Severance Date or the date he or she received distribution of his or her vested interest in his or her Account; and

  •
  if he or she received distribution of his or her vested interest in his or her Account, he or she repays to the Plan the full amount of such distribution before the end of the 5-year period beginning on the date he or she is reemployed.

        A Participant who does not satisfy these requirements or who is reemployed after the occurrence of 5 year Break-in-Service shall not have any restoration rights with respect to the previously forfeited balance in his or her Matching Contribution Account.

Application of Forfeitures

        Forfeitures shall be used to pay administrative expenses of the Plan and/or to reduce the amount of Matching Contributions which are to be made by a Participating Employer for the current or following Plan Year.

        If an amount must be restored to a reemployed Participant's Matching Contribution Account in accordance with Section 10.04, such restoration shall be made, as directed by his or her Participating Employer, from forfeitures attributable to, or net income of the Trust which would otherwise by allocated to Participants employed by such Participating Employer, and/or from a contribution made by such Participating Employer for that purpose.

Change in Vesting Schedule

        If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the calculation of a Participant's vested interest in his or her Matching Contribution Account, each Participant with at least three (3) years of Vesting Service may elect to have his or her vested interest calculated under the Plan without regard to such amendment or change. A Participant's election under this section must be made during the period beginning with the date the amendment is adopted or deemed to be made and ending on the latest of:

  •
  sixty (60) days after the amendment is adopted;

  •
  sixty (60) days after the amendment becomes effective; or

  •
  sixty (60) days after the Participant is issued written notice of the amendment by the Company.

LOANS TO PARTICIPANTS

General

        All Participants who are Eligible Employees shall be eligible to receive loans from the Plan. The Administrator shall prescribe the terms and conditions for making loans to Participants from their Accounts consistent with the provisions of this Article and the prohibited transaction exemption requirements of the Code and ERISA and other applicable law.

        All Plan loans shall be administered by the Administrator.

        A Participant with an existing loan may not apply for another loan until the existing loan is paid in full and may not refinance an existing loan or attain a second loan for the purpose of paying off the existing loan.

        A Participant may not apply for more than one loan during each Plan Year.

Maximum Loan Amount

        In no event shall any loan made pursuant to this Article 11 be in an amount which would cause the outstanding aggregate balance of all loans made to the Participant under this Plan and all other qualified plans maintained by the Company or any Related Company to exceed the lesser of (a) or (b):

        $50,000 reduced by the excess (if any) of

  (viii)
  the highest outstanding balance of loans from the Plan to the Participant during the one-year period ending on the day before the date the loan is made, over

  (ix)
  the outstanding balance of loans from the Plan to the Participant on the date the loan is made; or

        50% of the current balance of the vested portion of the Participant's Account, determined as of the date on which the loan is approved.

Loan Terms

        Loans shall be made to Participants in accordance with the following terms:

  A loan to a Participant shall be evidenced by the Participant's recourse promissory note in the form prescribed by the Administrator.

  The minimum amount of a loan shall be at least $1,000.

  The period for repayment of a loan shall not exceed 5 years; provided, however, that a loan used to acquire a dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the Participant's principal residence may be repaid over a period of up to 10 years.

  Interest shall be charged on the loan at a reasonable rate to be determined by the Administrator at the time the loan is made.

        The following rules shall apply to loan repayments on principal and interest:

  (x)
  Except as otherwise provided in this subsection, loan repayments shall be amortized in level payments over payment periods to be determined by the Administrator in its discretion, but not less frequently than quarterly, over the term of the loan.

  (xi)
  In the event that a Member is on an Approved Absence, loan repayments may be suspended under this Plan as permitted under Section 72(p) of the Code and Section 1.72(p)-1 of the Income Tax Regulations as applicable to leaves of absence, Section 414(u)(4) of the Code as applicable to qualified military service, and any guidance issued by the Internal Revenue Service under such provisions.

        Effective for loans made prior to June 1, 2002, no loan may be made to a Participant unless the Participant's spouse, if any, consents in writing to the making of the loan.

Collateral

        Notwithstanding anything to the contrary in Section 18.03, a Participant who accepts a Plan loan shall be deemed to have assigned to the Trustee, as security for the loan, all of his or her right, title and interest in the Plan. The Administrator may require such additional security for the loan as it deems necessary or prudent.

Treatment of Loan Payments

        A loan shall be considered to be an investment of the Trust Fund. Any payment to the Plan of interest on a loan to a Participant, as well as repayments of loan principal, shall be credited to the Participant's Account and shall be accounted for as investment earnings or return of principal, as the case may be, on that Account.

Default

        A loan shall be considered to be in default if:

  •
  any scheduled repayment remains unpaid more than 90 days, or

  •
  there is an outstanding principal balance existing on a loan after the last scheduled repayment date.

        Upon default, the entire outstanding principal and accrued interest shall be immediately due and payable.

        If not paid as and when due, in addition to any other remedies permitted by law, any outstanding Plan loan (including interest accrued and unpaid thereon) to a Participant may be charged against the Participant's Account. The outstanding loan balance shall be treated as repaid to the extent of such charge.

        Except as otherwise provided in paragraph (c) below, the Administrator may elect to charge the unpaid loan balance against the Participant's Account whether or not the Participant has attained age 59 1/2 or terminated employment, and whether or not such charge is on account of any financial hardship of the Participant.

        The Administrator may not charge any unpaid loan balance against a Participant's Pre-Tax Contribution Account unless the Participant has attained age 59 1/2, has terminated employment, or qualifies for a financial hardship withdrawal in accordance with Section 12.02.

Loan Payable Following Severance Date

        The unpaid balance of a loan shall be immediately become payable in full upon a Participant's Severance Date.

WITHDRAWALS DURING SERVICE

Withdrawals of Pre-Tax Contributions and Catch-up Contributions After Age 59 1/2

        A Participant who has attained age 59 1/2 and may, in the form and manner prescribed by the Administrator, elect to withdraw in cash part or all of the balance of his or her Pre-Tax Contribution Account.

Hardship Withdrawals of Pre-Tax Contributions, Catch-up Contributions and Rollover Contributions

        Upon evidence of "hardship" satisfactory to the Administrator, a Participant who has not yet attained age 59 1/2 may elect to withdraw in cash that part of the balance in his or her Pre-Tax Contribution Account (but excluding any income allocable to Pre-Tax Contributions and Catch-up Contributions) and/or his or her Rollover Account which the Administrator determines is needed by the Participant on account of such hardship. A request for a hardship withdrawal shall be made in the form and manner prescribed by the Administrator.

        For purposes of this Section 12.02, "hardship" shall mean immediate and heavy financial need of the Participant that cannot be met by other reasonably available financial resources of the Participant. The Administrator's determination as to whether a hardship exists and the amount necessary to be distributed on account of such hardship shall be made in accordance with the following rules:

  The determination of whether an immediate and heavy financial need exists shall be based on all relevant facts and circumstances. As determined in the Administrator's discretion (which shall be exercised in a uniform and nondiscriminatory manner), such financial need shall be limited to the following circumstances:

  (xii)
  medical expenses (described in Section 213(d) of the Code) incurred by the Participant, his or her spouse, or any of his or her dependents (as defined in Section 152 of the Code);

  (xiii)
  purchase (excluding mortgage payments) of a principal residence for the Participant;

  (xiv)
  payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his or her spouse, children, or dependents; or

  (xv)
  the need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

        The Administrator shall not permit a hardship withdrawal to be made unless it determines that all of the following conditions are satisfied:

  (xvi)
  The distribution is not in excess of the amount to the immediate and heavy financial need of the Participant (including any amounts necessary to pay any federal, state or local income taxes or penalties which may result from the distribution).

  (xvii)
  The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Company or any Related Company.

  Effective for hardship distributions received after December 31, 2001, a Participant who receives a hardship distribution shall be prohibited for the 6-month period following the receipt of the distribution from making any Pre-tax Contributions under this Plan and elective deferrals and voluntary employee contributions under all other plans maintained by the Company and any Related Company.

  The rules applying to the suspension of contributions with respect to hardship distributions received prior to December 31, 2001 are set forth in Appendix B.

        Hardship withdrawals from a Participant's Pre-Tax Contribution Account shall not include any income allocable to the Participant's Pre-Tax Contributions or Catch-up Contributions.

Withdrawals of After-Tax Contributions

        Subject to (b) below, a Participant may, in the form and manner prescribed by the Administrator, elect to withdraw in cash all or a portion of the balance credited to his or her After-Tax Contribution Account.

        A Participant may not make a withdrawal from his or her After-Tax Contribution Account more often than once in any Plan Year.

Withdrawals of Rollover Contributions

        A Participant may, in the form and manner prescribed by the Administrator, elect at any time to withdraw in cash all or a portion of the balance credited to his or her Rollover Account.

General Rules Applying to Withdrawals

        The following rules shall apply to withdrawals made under this Article 12:

  Distribution of any withdrawal under this Article shall be made as soon as practicable following the Valuation Date selected by the Administrator for effecting such payment, unless the Administrator, in its sole discretion, elects to make payment earlier.

        The minimum amount of any withdrawal shall be at least $1,000.

  A Participant may not make a withdrawal from his or her Account more often than once in any twelve (12) month period or at such other times as may be permitted pursuant to uniform rules prescribed by the Administrator.

  A Participant or a designated Beneficiary who is the Participant's spouse may elect to have all or any portion (but in no event less than $200) of the amount withdrawn for reasons other than financial hardship pursuant to Section 12.02 which is eligible for rollover distribution under Section 402(c) of the Code transferred directly to an eligible retirement plan as determined in accordance with the procedures set forth in Appendix A.

  Effective for withdrawals made prior to June 1, 2002, no withdrawal may be made to a Participant unless the Participant's spouse, if any, consents in writing to the withdrawal.

DISTRIBUTIONS AFTER TERMINATION OF EMPLOYMENT

Termination of Employment Prior to Age 65

        In the event a Participant terminates employment with the Company or a Related Company prior to attaining age 65 for any reason other than death, he or she shall be entitled to receive distribution of the vested balance in his or her Account as follows:

        Effective for Plan Years beginning after December 31, 1997, if the vested balance of the Participant's Account does not exceed $5,000, distribution shall be made as soon as practicable following the earlier of:

  •
  the date on which the Participant elects to have his or her Account distributed; or

  •
  the expiration of the 90-day period beginning on the date on which the Administrator provides the notice required by Section 402(f) of the Code to the Participant.

        Effective for Plan Years beginning after December 31, 1997, if the vested balance of a Participant's Account exceeds $5,000, no distribution will be made without the Participant's prior consent. If such consent is not given, distribution shall be made as soon as practicable following the later of the date the Participant attains age 65 or the expiration of the 90-day period beginning on the date on which the Administrator provides the notices required by Section 402(f) of the Code and Section 1.411(a)-11(c) of the Income Tax Regulations to the Participant.

        Effective for distributions on or after October 17, 2000, if the vested balance of a Participant's Account exceeded $5,000 when the Participant terminated service, and if at a later time such vested balance is reduced such that it no longer exceeds $5,000, then the Participant's Account will be distributed in accordance with paragraph (a) above.

        Effective for distributions after December 31, 2001, the value of a Participant's Account that is attributable to Rollover Contributions shall not be taken into account in determining whether the vested balance of such Participant's Account exceeds $5,000.

Termination of Employment At or After Age 65

        In the event a Participant terminates employment with the Company or a Related Company at or after attaining age 65, he or she shall receive a distribution of the balance in his or her Account as soon as practicable following the earlier of:

  •
  the date on which the Administrator receives a properly completed distribution election form; or

  •
  the expiration of the 90-day period beginning on the date on which the Administrator provides the notices required by Section 402(f) of the Code and Section 1.411(a)-11(c) of the Income Tax Regulations to the Participant.

Death

        In the event a Participant dies before payment of his or her Account begins, his or her designated Beneficiary or his or her estate shall be entitled to receive distribution of the Account as soon as practicable following the earlier of:

  (xviii)
  the date on which the Administrator receives a properly completed distribution election form; or

  (xix)
  the expiration of the 90-day period beginning on the date on which the Administrator provides the notices required by Section 402(f) of the Code and Section 1.411(a)-11(c) of the Income Tax Regulations to the designated Beneficiary.

        Notwithstanding paragraph (a), in no event shall distribution of the Account begin later than:

  (xx)
  if (A) the designated Beneficiary is the Participant's Spouse and (B) the balance of the Participant's Account exceeds $5,000, the date on which the Participant would have attained age 70 1/2; or

  (xxi)
  in any other case, one year after the Participant's death.

Beneficiary Designation

        Each Participant may designate, in the form and manner prescribed by the Administrator, one or more persons as the Beneficiary of his or her Account; provided, however, that if the Participant is survived by a spouse, such spouse shall be the Participant's sole Beneficiary unless the spouse consents, in writing, to the Participant's designation of one or more other persons to be the Beneficiary of all or a portion of the Participant's Account. Any Beneficiary designation made by a Participant may be changed or revoked by the Participant at any time or from time to time during his or her lifetime; provided, however, that any such change or revocation shall not reduce the portion of the Account payable to his or her spouse without the written consent of the spouse. Any written consent required of a Participant's spouse shall acknowledge the effect of the consent and shall be witnessed by a representative of the Plan or a notary public. The consent of a spouse shall not be required if the Administrator determines that the spouse cannot be located or that the Code and ERISA otherwise do not require such consent.

        If no Beneficiary is designated or survives the Participant, the balance of his or her Account shall be paid to his or her spouse, if living; otherwise, to his or her estate.

Form of Payment For Distributions On or After June 1, 2002

        Effective for distributions made on or after June 1, 2002, a Participant's Account shall be distributed to the Participant, or his or her Beneficiary, as the case may be, in a single lump sum payment.

Form of Payment For Distributions Prior to June 1, 2002

        The following rules shall apply to the form of payment of distributions commencing prior to June 1, 2002:

        Form of Payment For Distributions Following Severance from Employment.    In the event of a Participant's severance from employment, the balance credited to the Participant's Account shall be distributed in the following forms of payment:

  If the Participant's vested balance in his or her Account does not exceed $5,000, the balance shall be distributed to the Participant or the Participant's Beneficiary in a single lump sum payment.

  If the vested balance of a Participant's Account exceeds $5,000, the balance credited to the Participant's Account will be distributed in accordance with the following rules:

  If the Participant and his or her spouse will have been married throughout the one year period ending on the Participant's Benefit Commencement Date, the Participant's Account will be distributed in the form of a joint and survivor annuity which provides an annuity for the life of the Participant with a survivor annuity for the life of his or her spouse which is equal to fifty percent (50%) of the amount of the annuity which is payable during the joint lives of the Participant and his or her spouse, and which is purchased from an insurance company with the balance credited to the Participant's Account. A Participant and his or her spouse may elect in accordance with the requirements set forth in paragraph (c) below to waive the joint and survivor annuity requirements and elect another form of payment described in clause (B) below.

  If the Participant is not described in subparagraph (i) above or the Participant and his or her spouse elect to waive the joint and survivor annuity form of payment, the balance credited to the Participant's Account as of December 31, 1994 distributed by any of the following methods:

  •
  in a single lump sum;

  •
  in substantially equal annual or more frequent installments over a term of 5, 10, or 15 years as specified by the Participant; provided, however, that in no event may the term selected by the Participant extend beyond the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and his or her designated Beneficiary; or

  •
  in the form of an annuity; provided, however, that the annuity may not provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his or her designated Beneficiary) or the life expectancy of the Participant (or the joint life expectancy of the Participant and his or her designated Beneficiary).

    Effective for distributions on or after October 17, 2000, if the vested balance of a Participant's Account exceeded $5,000 when the Participant terminated service, and if at a later time such vested balance is reduced such that it no longer exceeds $5,000, then the Participant's Account will be distributed in a single lump sum payment.

    Effective for distributions after December 31, 2001, the value of a Participant's Account that is attributable to Rollover Contributions shall not be taken into account in determining whether the vested balance of such Participant's Account exceeds $5,000.

        Form of Payment of Death Benefits.    The following rules shall apply to the form of payment of distributions commencing prior to June 1, 2002 in the event of a Participant's death:

  If the vested balance of a Participant's Account as of the Valuation Date coinciding with or next following the date of the Participant's death is $5,000 or less, the Account shall be distributed to his or her Beneficiary in a single lump sum payment.

  If the balance in the Participant's Account exceeds $5,000, the Participant's Beneficiary may elect to have the balance credited to the Account distributed by any of the following methods:

  •
  in a single lump sum; or

  •
  in substantially equal annual or more frequent installments over a term of 5, 10, or 15 years as specified by the Beneficiary; provided, however, that in no event may the term selected by the Beneficiary extend beyond the life expectancy of the Beneficiary

  •
  in the form of an annuity; provided, however, that the annuity may not provide for payments over a period extending beyond either the life of the Beneficiary or the life expectancy of the Beneficiary.

  If no Beneficiary is designated or survives the Participant, the Participant's Account shall be distributed in a single lump sum payment.

  In the event a Participant dies after the commencement of installment payments under the Plan, the remaining portion of such benefits will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

  The Administrator may establish rules permitting a Beneficiary who is receiving payment of benefits in installments to elect to have the balance of the benefits distributed in a single lump sum payment.

        Married Participants—Waiver of Joint and Survivor Annuity Payments.    Effective for distributions commencing prior to June 1, 2002, a Participant and his or her spouse may elect to waive the joint and survivor annuity form of payment described in paragraph (a) above and have the Participant's Account distributed in another form of payment in accordance with the following rules:

  An election may be made at any time during the 90-day period prior to the Participant's Benefit Commencement Date. A Participant may revoke a prior election to waive the normal form of payment without the consent of the spouse at any time before the Benefit Commencement Date.

  Any election to waive of the normal form of payment shall not be effective unless: (A) the Participant's spouse consents in writing to the election; (B) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent); (C) the spouse's consent acknowledges the effect of the election; and (D) the spouse's consent is witnessed by a plan representative or notary public. Additionally, a Participant's waiver of the joint and survivor annuity form of payment shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent). Spousal consent shall not be required if the Participant establishes to the satisfaction of a plan representative that there is no spouse or that the spouse cannot be located.

  Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in clause (iv) below.

  No less than 30 days and no more than 90 days prior to a Participant's Benefit Commencement Date, the Administrator shall furnish to such Participant a written explanation of: (A) the terms and conditions of the normal form of payment; (B) the Participant's right to make and the effect of an election to waive the normal form of payment; (C) the rights of a Participant's spouse; and (D) the right to make, and the effect of, a revocation of a previous election to waive the joint and survivor annuity form of payment.

  The Benefit Commencement Date for a distribution in a form other than a qualified joint and survivor annuity may be less than 30 days after receipt of the written explanation described in clause (iv) above provided: (A) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the qualified joint and survivor annuity and elect (with spousal consent) to a form of distribution other than a qualified joint and survivor annuity; (B) the participant is permitted to revoke any affirmative distribution election at least until the Benefit Commencement Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the qualified joint and survivor annuity is provided to the Participant; and (c) the Benefit Commencement Date is a date after the date that the written explanation was provided to the Participant.

Rules Applying to Installment Distributions.

        If a Participant elects to have his or her Account distributed in installments, the amount to be so distributed each year must be at least equal to the quotient obtained by dividing the Participant's benefit by the life expectancy of the Participant and his or her Beneficiary. Life expectancy and joint and last survivor expectancy shall be computed by the use of the return multiples contained in Section 1.72-9 of the Income Tax Regulations. For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually; however, the life expectancy of a Beneficiary, other than the Participant's spouse, may not be recalculated. If the Participant's spouse is not the Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

        The Administrator may establish rules permitting a Participant who is receiving payment of his or her benefits in installments to elect to have the balance of his or her benefits distributed in a single lump sum payment.

        In the event a Participant dies after the commencement of the payment of benefits under the Plan, the remaining portion of such benefits will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

        If a Beneficiary elects to have the Participant's Account distributed in installments, the amount to be so distributed each year must be at least equal to the quotient obtained by dividing the benefit by the life expectancy of the Beneficiary. For purposes of the foregoing, payments will be calculated by use of the return multiple specified in Section 1.72-9 of the Income Tax Regulations. Life expectancy of a spouse may be recalculated annually. However, in the case of any other Beneficiary, such life expectancy will be calculated at the time payment first commences without further recalculation. Any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the spouse when the child reaches the age of majority.

        For purposes of this Section 13.05, "Benefit Commencement Date" means the first day of the first period for which a Participant's Account is payable in the form of an annuity.

Direct Transfer of Eligible Rollover Distribution

        A Participant or a designated Beneficiary who is the Participant's spouse may elect to have all or any portion of his or her Account (but in no event less than $500 unless the Administrator provides otherwise) which is eligible for rollover distribution under Section 402(c) of the Code transferred directly to an eligible retirement plan as determined in accordance with the procedures set forth in Appendix A.

Mandatory Distribution

        Notwithstanding any other Plan provisions, effective for Plan Years beginning after December 31, 1996:

        The payment of a Plan benefit to any Participant who is a "5% Owner" (as defined in Section 416 of the Code) shall commence no later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

        A Participant who is not a "5% Owner" (as defined in Section 416 of the Code) may, in accordance with procedures adopted by the Administrator, elect to have his or her or her benefit payments commence on the later of: (i) the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2; or (ii) the calendar year in which the Participant retires from employment.

ADMINISTRATION

Administrator

        The Company shall be the "Administrator" of the Plan within the meaning of Section 3(16)(A) of ERISA and the "Named Fiduciary" for purposes of Section 402(a)(2) of ERISA. Such duties shall be performed on behalf of the Company by the Benefits Committee or such other person or committee as may be appointed by the Board of Directors.

Administrator's Authority and Powers

        The Administrator shall have full authority and power to administer and construe the Plan, subject to applicable requirements of law. Without limiting the generality of the foregoing, the Administrator shall have the following powers and duties:

  (xxii)
  To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

  (xxiii)
  To interpret the Plan, its interpretation thereof to be final and conclusive on all persons claiming benefits under the Plan;

  (xxiv)
  To decide all questions concerning the Plan, including questions of fact respecting Plan benefits, the eligibility of any person to participate in the Plan and the status and rights of any Participant or Beneficiary under the Plan; and

  (xxv)
  To exercise all other powers specified in the Plan.

        The Administrator may adopt such rules for the conduct of its affairs as it deems appropriate.

Delegation of Duties and Employment of Agents

        The Administrator may delegate such of its duties and may employ such accountants, actuaries, legal counsel, investment advisors, investment managers, claims administrators, specialists and other persons as the Administrator deems appropriate in connection with administering the Plan. The Administrator shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by them in good faith in reliance upon any opinions or reports furnished them by any such experts or other persons.

Charges on Participants' Accounts

        To the extent permitted under ERISA, the Administrator may, in its discretion, charge Participants' Accounts for the reasonable expenses of carrying out a Participant's investment instructions, distributing benefits from a Participant's Account, or providing a loan from a Participant's Account.

Expenses

        All expenses incurred in connection with the administration of the Plan, including, without limitation, administrative expenses and compensation and other expenses and charges of any person who shall be employed by the Administrator pursuant to Section 14.03, shall be paid from the Trust Fund unless paid separately by the Participating Employers.

Compensation

        No person or member of a committee serving as the Administrator who is a full-time employee of a Participating Employer shall receive any compensation for his or her services as Participant of the Administrator. Any expenses of the Administrator shall be paid from the Trust Fund, unless paid by the Participating Employees.

Exercise of Discretion

        Any person with any discretionary power in the administration of the Plan shall exercise such discretion in a nondiscriminatory manner and shall discharge his or her duties with respect to the Plan in a manner consistent with the provisions of the Plan and with the standards of fiduciary conduct contained in Title I, Part 4, of ERISA.

Fiduciary Liability

        In administering the Plan, neither the Administrator nor any person or member of a committee serving as the Administrator nor any person to whom the Administrator delegates any duty or power in connection with administering the Plan shall be liable, except in the case of his or her own willful misconduct, for:

  •
  any action or failure to act,

  •
  the payment of any amount under the Plan,

  •
  any mistake of judgment made by him or on his or her behalf, or

  •
  any omission or wrongdoing of any Participant of the Administrator. No Participant of the Administrator shall be personally liable under any contract, agreement, bond, or other instrument made or executed by him or on his or her behalf as a Participant of the Administrator.

Indemnification by Participating Employers

        To the extent not compensated by insurance or otherwise, the Participating Employers shall indemnify and hold harmless each person and each member of a committee serving as the Administrator, and each employee of a Participating Employer designated by the Administrator to carry out fiduciary responsibility with respect to the Plan from any and all claims, losses, damages, expenses (including counsel fees approved by the Company) and liabilities (including any amount paid in settlement with the approval of the Company), arising from any act or omission of such Participant, except where the same is judicially determined to be due to willful misconduct of such Participant or employee. Anything herein to the contrary notwithstanding, no assets of the Plan may be used for any such indemnification.

Plan Participation by Fiduciaries

        No person who is a fiduciary with respect to the Plan shall be precluded from being a Participant therein upon satisfying the requirements for eligibility.

Missing Persons

        If the Administrator is unable to locate a Participant or Beneficiary within five (5) years after an Account becomes payable, the Administrator shall mail notice by registered mail to the last known address of such person outlining the following action to be taken unless such person makes written reply to the Administrator within sixty (60) days from the mailing of such notice: the balance of Participant's Account determined as of the Valuation Date coincident with or immediately preceding such date shall be deposited in an interest bearing savings account by the Trustee. The savings account shall be registered in the name of the person entitled to the distribution. The establishment of the savings account shall be deemed full payment of any amounts due from the Plan.

Claims Review Procedure

        Whenever a claim for benefits under the Plan made by a Participant or a Beneficiary (herein referred to as the "Claimant") is denied, whether in whole or in part, the Administrator shall transmit a written notice of such decision to the Claimant within 90 days of the date the claim was filed or, if special circumstances require an extension, within 180 days of such date. Such notice shall:

  •
  set forth the specific reasons for the denial, making reference to the pertinent provisions of the Plan or the Plan documents on which the denial is based;

  •
  describe any additional material or information that should be received before the claim may be acted upon favorably, and explain why such material or information, if any, is needed; and

  •
  inform the Claimant of his or her or her right pursuant to this Section to request review of the decision by the Administrator within 60 days of the date on which he or she receives such notice.

        A Claimant (or his or her authorized representative) may appeal a denial of a claim to the Administrator by submitting a written request for review to the Administrator within 60 days after the date on which such denial is received. Such period may be extended by the Administrator for good cause. Such request shall contain the following information:

  •
  The specific portions of the denial of his or her claim which the Claimant requests the Administrator to review;

  •
  A statement by the Claimant setting forth the basis upon which he or she believes the Claimant should reverse the previous denial of his or her claim for benefits and accept his or her claim as made; and

  •
  any written material (offered as exhibits) which the Claimant desires the Administrator to examine in its consideration of his or her position.

        The Administrator shall decide whether or not to grant the claim within 60 days after receipt of the request for review, but this period may be extended by the Administrator for up to an additional 60 days in special circumstances. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The Administrator's decision shall be in writing, shall include specific reasons for the decision and shall refer to pertinent provisions of the Plan or of the Plan documents on which the decision is based.

AMENDMENT AND TERMINATION OF PLAN

Amendment

        The Company may at any time and from time to time amend the Plan, without the consent of any Trustee, any other Participating Employer, or any Participant or Beneficiary. Such amendment may be adopted by resolution or by such other action permitted by the Company's charter, by-laws, or such other method permitted by the laws of the state of the Company's incorporation.

        Notwithstanding the foregoing:

  •
  no amendment that materially affects the Trustee's duties shall be effective without the written consent of the Trustee;

  •
  no amendment shall cause the Trust Fund to be used other than for the exclusive benefit of Participants and their Beneficiaries; and

  •
  no amendment may reduce or eliminate any benefit which is a "Section 411(d)(6) Protected Benefit" except as permitted under Section 1.411(d)-4 of the Income Tax Regulations.

Right to Terminate Plan

        The Company intends to maintain the Plan as a permanent tax-qualified retirement plan. Nevertheless, the Company reserves the right to terminate the Plan (in whole or in part) at any time, without the consent of any Trustee, any other Participating Employer, or any Participant or Beneficiary. Such termination may be adopted by resolution or by such other action permitted by the Company's charter, by-laws, or such other method permitted by the laws of the state of the Company's incorporation.

Consequences of Termination

        If the Plan is terminated in whole or in part, the interest of each Participant affected by the termination in his or her Account will become fully vested and nonforfeitable as of the date of the termination.

        If the Plan is terminated in whole or in part, the Administrator shall determine the date and manner of distribution of all Participants' Accounts.

        The Administrator shall give prompt notice to each Participant (or, if deceased, his or her Beneficiary) affected by the Plan's complete or partial termination.

PARTICIPATION BY RELATED COMPANIES

Participation

        Subject to the consent of the Board of Directors, any Related Company may adopt the Plan and join in the Trust Fund created hereunder. Such Related Company shall become a Participating Employer upon the filing with the Administrator such duly executed documents as may be required by the Administrator. The contributions which may be made by the Company or any other Participating Employer, and the income therefrom, shall be held by the Trustees as a part of a single Trust Fund without allocation to the Company or any other Participating Employer until the Administrator shall notify the Trustees of the termination of the plan as to any Participating Employer pursuant to Section 16.03(c).

Delegation of Powers and Authority

        A Participating Employer shall be deemed to appoint the Board of Directors and the Administrator as its exclusive agent to exercise on its behalf all of the powers and authority conferred upon the Board of Directors or the Administrator by the terms of the Plan including, but not by way of limitation, the power to amend and terminate the Plan and the Trust Fund created hereunder. The authority of the Board of Directors and the Administrator to act as such agent shall continue with respect to all funds contributed by each Participating Employer and the income therefrom unless and until the amount of such funds and income has been distributed by the Trustees.

Termination of Participation

        The Administrator shall notify the Trustees in writing of the termination of the Plan as to any Participating Employer, and the Trustees shall not accept any further contributions under the Plan from such Participating Employer and shall set aside in a separate account such part of the Trust Fund as the Administrator shall), determine to be held for the benefit of eligible employees of the Participating Employer (and their beneficiaries), as of the last day of the Plan Year which is such Participating Employer's termination date under the Plan.

TOP-HEAVY PLAN PROVISIONS

Applicability

        If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Article 17 shall supersede any conflicting provisions of the Plan.

Definitions

        The following definitions shall apply for purposes of this Article 17:

        "Determination Date" means (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year, the last day of such Plan Year.

        "Key Employee" means any Employee, or former Employee who is a Key Employee within the meaning of Section 416(i)(1) of the Code and the applicable regulations and other guidance thereunder.

        "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of the Company or any Related Company which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

        "Required Aggregation Group" means (i) each qualified plan of the Company or any Related Company in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Company or any Related Company which enables a plan described in clause (i) to meet the requirements of Section 401(a)(4) or 410 of the Code.

        "Super Top-Heavy Plan" means a Top-Heavy Plan with respect to which the Top-Heavy Ratio exceeds 90 percent (90%).

        "Top-Heavy Plan" means with respect to any Plan Year, this plan if any of the following conditions exist:

  (xxvi)
  If the Top-Heavy Ratio for this Plan exceeds 60 percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

  (xxvii)
  If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60 percent (60%); or

  (xxviii)
  If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent (60%).

        "Top-Heavy Ratio" means as follows:

  Subject to clause (iv) below, if a Participating Employer or any Related Company maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and a Participating Employer or any Related Company has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

  Subject to clause (iv) below, if the Company or any Related Company maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Company or any Related Company maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with clause (i) above, and the present value of the accrued benefit under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with clause (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of any accrued benefit made in the 5-year period ending on the Determination Date.

  For purposes of clauses (i) and (ii) above and subject to clause (iv) below, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least one Hour of Service with the Company or any Related Company maintaining the plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

  The accrued benefits of a participant other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by a Participating Employer or any Related Company, or (B) if there is no such method, as if such benefits accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

  Effective for Plan Years beginning after December 31, 2001, clauses (i)—(iii) above shall be modified as follows for purposes of determining the Top-Heavy Ratio:

  The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

  The accrued benefits and accounts of any individual who has not performed services for the Company or a Related Company during the 1-year period ending on the Determination Date shall not be taken into account.

Minimum Contribution

        Except as otherwise provided as otherwise provided in this Section, for any Plan Year in which the Plan is a Top-Heavy Plan, the employer contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of (i) three percent (3%) of such Participant's Compensation, or (ii) in the case where the Company has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of employer contributions and forfeitures, as a percentage of Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made regardless whether, under other plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant's failure to complete 1,000 hours of service (or any equivalent provided in the plan), or (ii) the Participant's failure to make mandatory employee contributions to the plan, or (iii) compensation less than a stated amount.

        In the event a Participant who is a non-Key Employee is covered under both a defined contribution plan and a defined benefit plan maintained by an Company or any Related Company, notwithstanding anything herein to the contrary, the minimum contribution or benefit required by this Section 17.03 and by Section 416 of the Code shall be deemed satisfied if any one of the following rules are satisfied:

  (xxix)
  each such Participant receives the defined benefit minimum as specified in Section 416(c)(1) of the Code;

  (xxx)
  the defined benefit minimum (as defined in clause (i), above) is provided each such Participant by the defined benefit plan and is offset by the benefits provided under the defined contribution plan;

  (xxxi)
  the defined contribution plan provides aggregate benefits at least comparable to those provided by the defined benefit plan; or

  (xxxii)
  if contributions and forfeitures under the defined contribution plan equal five percent (5%) of the Compensation for each Top-Heavy Plan.

        This Section 17.03 shall not apply to any Participant who was not employed by the Company or any Related Company on the last day of the Plan Year.

        This Section 17.03 shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Company or any Related Company and the Company or the Related Company has provided that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

Aggregate Limit on Contributions and Benefits for Key Employees

        For limitation years beginning prior to January 1, 2000, if any one of the following occurs, then 1.0 shall be substituted for 1.25 in the denominators of the Defined Benefit Plan and Defined Contribution Plan Fractions used in computing the aggregate limitations set forth in Section 415 of the Code:

  A Key Employee participates in both a defined benefit plan and a defined contribution plan of an Company or any Related Company and the plans are Super Top-Heavy Plans.

  A Key Employee participates in both a defined benefit plan and a defined contribution plan of an Company or any Related Company and the plans are Top-Heavy Plans and an Extra Minimum Benefit or Extra Minimum Contribution is not provided for non-Key Employees.

        For purposes of this section, Extra Minimum Benefit or Contribution shall mean one (1%) percent more than the standard minimum benefit or contribution required for non-Key Employees under Top-Heavy Plans as prescribed by Section 416(c) of the Code.

GENERAL PROVISIONS

Trust Fund Sole Source of Payments for Plan

        The Trust Fund shall be the sole source for the payment of all Participants' Accounts, and the Plan's liability to make payment to any Participant or his or her Beneficiary shall be limited to the extent that the balance in such Participant's Account is sufficient to make such payment. In no event shall assets of the Company or any Related Company be applied for the payment of Plan benefits.

Exclusive Benefit

        The Plan is established for the exclusive benefit of the Participants and their Beneficiaries, and the Plan shall be administered in a manner consistent with the provisions of Section 401(a) of the Code and ERISA.

Non-Alienation

        Except as is permitted under Section 401(a)(13) of the Code in the case of a qualified domestic relations order (as defined in Section 414(p) of the Code) and in accordance with Article 11, no Participant or Beneficiary shall have the right to alienate or assign his or her benefits under the Plan, and no Plan benefits shall be subject to attachment, execution, garnishment, or other legal or equitable process. If a Participant or his or her Beneficiary attempts to alienate or assign his or her benefits under the Plan, or if his or her property or estate should be subject to attachment, execution, garnishment or other legal or equitable process, the Administrator may direct the Trustee to distribute the Participant's (or Beneficiary's) benefits under the Plan to Participants of his or her family, or may use or hold such benefits for his or her benefit or for the benefit of Participants of his or her family as the Administrator deems appropriate under the circumstances.

Qualified Domestic Relations Order

        All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any alternate payee (as defined in Section 414(p)(8) of the Code) under a qualified domestic relations order (as defined in Section 414(p) of the Code).

        Notwithstanding anything in the Plan to the contrary, a distribution to an alternate payee shall be permitted if such distribution is authorized by the qualified domestic relations order without regard as to whether the affected Participant is currently entitled to receive a distribution.

Employment Rights

        The Company's or any Related Company's right to discipline or discharge its Employees shall not be affected by reason of any of the provisions of the Plan.

Employee Transfers

        The transfer of an employee between a Participating Employer and a Related Company shall not be considered to be a termination of employment for purposes of this Plan.

Return of Contributions

        Except as specifically provided in the Plan, under no circumstances shall any funds contributed to the Trust Fund or any assets of the Trust Fund ever revert to, or be used by, the Company or any Related Company.

        Any contributions made by an Company or any Related Company may be returned to the Company or any Related Company if:

  (xxxiii)
  the contribution is made by reason of a mistake of fact; or

  (xxxiv)
  the contribution is conditioned on its deductibility for federal income tax purposes (each contribution shall be deemed to be so conditioned unless otherwise stated in writing by the Company or any Related Company) and such deduction is disallowed;

  provided such contribution is returned within one year of the discovery of the mistake of fact, the disallowance of the deduction for federal income tax purposes or the receipt of written notice from the Internal Revenue Service (in response to the request for its favorable determination) that the Plan fails to qualify under Section 401(a) of the Code, as the case may be. The amount of contribution that may be returned shall be reduced to reflect its proportionate share of any net investment loss in the Trust Fund. In the event clause (iii) applies, the returned contribution may include any net investment earnings or gain in the Trust Fund.

Distribution of Pre-Tax Contributions in Event of Merger or Sale

        Effective for the period prior to January 1, 2002, and notwithstanding anything in the Plan to the contrary, Pre-Tax Contributions, and income attributable thereto, may be distributed to Participants or their beneficiaries as soon as administratively practicable after any of the following events:

  The termination of the Plan, provided that neither the Company nor any Related Company maintains another defined contribution plan (other than an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code) at such time or establishes a successor defined contribution plan (other than an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code) during the period ending 12 months after the distribution of all assets of the Plan;

  The sale or other disposition, to an entity that is not a Related Company, of substantially all of the assets used by a Participating Employer in the trade or business in which the Participant is employed, but only with respect to Participants who continue employment with the acquiring entity; or

  The sale or other disposition, to an entity that is not a Related Company, of the Company's or an incorporated Related Company's interest in a subsidiary, but only with respect to Participants who continue employment with such subsidiary.

Merger, Consolidation or Transfer

        The Plan shall not be merged or consolidated with, nor shall any Plan assets or liabilities be transferred to, any other qualified plan, unless each Participant (if the other plan then terminated) would receive a benefit that is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

Veterans' Re-Employment Rights Under USERRA

        Effective on and after December 12, 1994, notwithstanding any provision of this Plan to the contrary, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

Applicable Law

        Except as otherwise expressly required by ERISA, this Plan shall be construed and governed in accordance with the laws of the Commonwealth of Pennsylvania.

Action By The Company

        Whenever the Company under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done by a person duly authorized by the Company's legally constituted authority.

Rules of Construction

        Whenever the context so admits, the use of the masculine gender shall be deemed to include the feminine and vice versa, either gender shall be deemed to include the neuter and vice versa; and the use of the singular shall be deemed to include the plural and vice versa.

APPENDIX A. ADDITIONAL REQUIREMENTS FOR TAX QUALIFICATION

A1.  Purpose

        The purpose of this Appendix A is to supplement certain Plan provisions, so that this Plan meets the requirements for tax qualification set forth in the Code.

A2.  Allocation of Excess Pre-Tax Contributions

        The following rules shall apply pursuant to Section 7.06(a) for the purpose of allocating excess Pre-Tax Contributions:

(a)
Excess Pre-Tax Contributions shall be allocated to the Highly Compensated Employees with the largest amounts of employer contributions taken into account in calculating the ADP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such employer contributions and continuing in descending order until all the Excess Pre-Tax Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Pre-Tax Contributions.

(b)
For purposes of this Section A3,

(i)
"ADP Test" means the test described in Section 7.03(a).

(ii)
"Actual Deferral Percentage" means the percentage determined in accordance with Section 401(k)(3)(B) of the Code.

(iii)
"Excess Pre-Tax Contributions" means, with respect to any Plan Year, the excess of:

(1)
The aggregate amount of employer contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over

(2)
The maximum amount of such contributions permitted by the ADP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages, beginning with the highest of such percentages).

A3.  Allocation of Excess Matching Contributions and After-Tax Contributions

        The following rules shall apply pursuant to Section 7.06(b) for the purpose of allocating excess Matching Contributions and After-Tax Contributions:

(a)
Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Aggregate Contributions.

(b)
For purposes of this Section B4,

(i)
"ACP Test" means the test described in Section 7.04(a).

(ii)
"Actual Contribution Percentage" means the percentage determined in accordance with Section 401(m)(3) of the Code.

  (iii)
  "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

  (A)
  The aggregate Matching Contributions and After-Tax Contributions taken into account in computing the numerator of the Aggregate Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

  (B)
  The maximum Matching Contributions and After-Tax Contributions permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Actual Contribution Percentages beginning with the highest of such percentages).

    Such determination shall be made after first determining excess Elective Deferrals pursuant to Section 7.02 and then determining Excess Pre-Tax Contributions pursuant to Section 7.03.

A4.  Direct Transfer Of Eligible Rollover Distribution

(a)
A distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)
For purposes of this Section, the following definitions shall apply:

(i)
An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution described in Section 401(k)(2)(B)(i)(iv) of the Code received after December 31, 1998; the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.

    Effective for distributions after December 31, 2001, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

  (ii)
  An "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

    Effective for distributions after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of "eligible retirement plan" shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

  (iii)
  A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

  (iv)
  A "direct rollover" is a payment by the plan to the eligible retirement plan specified by the distributee.

APPENDIX B. EXPIRED PLAN PROVISIONS

B1.  Purpose.

        The purpose of this Appendix B is to set forth certain Plan provisions that are no longer effective as of January 1, 2002.

B2.  Participation Requirements Prior to January 1, 1998

(a)
Prior to January 1, 1998, each Eligible Employee shall become a Participant in the Plan on the first Entry Date coincident with or next following the last day of an Eligibility Computation Period during which he or she has completed 1,000 or more Hours of Service.

(b)
"Eligibility Computation Period" means (i) the 12-consecutive month period beginning on an Employee's Employment Commencement Date, or (ii) in the case of an Employee who fails to complete 1,000 or more Hours of Service during his or her first Eligibility Computation Period, any 12-consecutive month period beginning on the anniversary of his or her Employment Commencement Date.

B3.  Hardship Distributions Received Prior to January 1, 2002

        The following conditions apply to hardship distributions received prior to January 1, 2002 in addition to the limitations set forth in Section 12.02(b):

(a)
Effective for hardship distributions received prior to January 1, 2002, a Participant who receives a hardship distribution shall be prohibited for the applicable suspension period described below from making any Pre-Tax Contributions under this Plan and elective deferrals and voluntary employee contributions under all other plans maintained by the Company and any Related Company:

(i)
for distributions received prior to calendar year 2001, the 12-month period following receipt of the hardship distribution; and

(ii)
for distributions received during calendar year 2001, the period ending on the later of 6 months following receipt of the hardship distribution or December 31, 2001.

(b)
Effective for hardship distributions received prior to December 31, 2000, a Participant who receives a hardship distribution may not make Pre-Tax Contributions under this Plan, or elective deferrals under all other plans maintained by the Company or any Related Company, for the Participant's taxable year immediately following the taxable year of the hardship distribution, in excess of:

(i)
the applicable limit under Section 402(g) of the Code for such next taxable year; reduced by

(ii)
the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

QuickLinks

  Exhibit 99.1
AVENTIS PASTEUR INC. 401(K) PLAN
TABLE OF CONTENTS
INTRODUCTION
DEFINITIONS
DEFINITIONS AND RULES FOR DETERMINING SERVICE
PARTICIPATION IN THE PLAN
PARTICIPANT CONTRIBUTIONS
EMPLOYER CONTRIBUTIONS
LIMITATIONS ON CONTRIBUTIONS
PARTICIPANTS' ACCOUNTS
TRUST FUND AND INVESTMENT OF ACCOUNTS
VESTING AND FORFEITURE
LOANS TO PARTICIPANTS
WITHDRAWALS DURING SERVICE
DISTRIBUTIONS AFTER TERMINATION OF EMPLOYMENT
ADMINISTRATION
AMENDMENT AND TERMINATION OF PLAN
PARTICIPATION BY RELATED COMPANIES
TOP-HEAVY PLAN PROVISIONS
GENERAL PROVISIONS
APPENDIX A. ADDITIONAL REQUIREMENTS FOR TAX QUALIFICATION
APPENDIX B. EXPIRED PLAN PROVISIONS